Exhibit 4.33

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) is made and entered into on May 24, 2013 by and among:

(1)                                 AMBOW EDUCATION HOLDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”);

(2)                                 SUMMITVIEW INVESTMENT LIMITED, a business company incorporated with limited liability under the laws of the British Virgin Islands (“Summitview,” and together with the Company, the “Original Parties”); and

(3)                                 SUMMITVIEW INVESTMENT FUND I, L.P., a Cayman Islands exempted limited partnership (the “Fund”).

The parties listed in items (1) to (3) above may hereinafter collectively be referred to as the “Parties” and respectively referred to as a “Party.” In this Amendment, unless otherwise defined or the context otherwise requires, all capitalised terms herein shall have the meanings ascribed to them in the SPA.

WHEREAS:

(A)                               On April 28, 2013, the Original Parties entered into a share purchase agreement (the “SPA”), pursuant to which the Company agreed to issue to Summitview, and Summitview agreed to purchase from the Company 36,668,009 Shares (defined in the SPA).

(B)                               Pursuant to Section 13.1 of the SPA, the Parties agree to amend several terms under the SPA on and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, THE PARTIES AGREE as follows:

1.                                      Summitview hereby assigns and delegates to the Fund all rights and obligations of Summitview under the SPA, the Fund hereby accepts such assignment and delegation, and the Company hereby consents to such assignment and delegation. Upon execution of this Amendment by the Parties, the term “Investor” in the SPA (as amended by this Amendment) shall mean the Fund.

2.                                      Section 8.6 of the SPA shall be replaced in its entirety with the following:

8.6.                            Reporting Status. Until the date on which the Investor shall have sold all of the Sale Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, including any extension period under Rule 12b-25 promulgated under the 1934 Act. The reports so filed shall comply in all material respects with the requirements of the 1934 Act, and the Company shall take all measures necessary to ensure the information contained in the filed reports will be true, accurate and complete in all material respects.

3.                                      The initial address and facsimile for the Investor set forth in Section 12.2 of the SPA shall be replaced in its entirety with the following:

SummitView Capital General Partner I Limited
as the general partner of Summit View Investment Fund I, L.P.
Attention:	Jian-Yue Pan, Director
Care of:	Selena She / Bernie Liu, Llinks Law Offices
Address:	19/F, No. 68 Yincheng Road, Pudong New Area, Shanghai, China
Tel:	+ 86139-0101-2755
Fax:	+86 21 3135-8600
Email:	panjianyue@summitviewcapital.com

4.                                      Section 3(d) of Schedule 2 to the SPA shall be replaced in its entirety with the following:

(d)                                 SEC Documents. Except as Disclosed, the Company has timely filed or furnished or will timely file or furnish all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Completion, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) required to be filed during the period commencing August 5, 2010 and ended on the Completion Date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.                                      Section 9 of Schedule 2 to the SPA shall be replaced in its entirety with the following:

9.              CLAIMS AND PROCEEDINGS

(a)         No Litigation. Other than the Petition or except as Disclosed, (i) no Group Member is engaged in or has been notified in writing that it is the subject of any litigation, arbitration or administrative or criminal proceedings (collectively, “Litigation”), whether as plaintiff, defendant or otherwise, which may give rise to a claim equal to or more than US$1,000,000 against such Group Member, and (ii) there is no judgment, decree, or order of any court in effect against any Group Member, and no Group Member is in default with respect to any order of any Governmental Authority to which it is a party or by which it is bound. The “Petition” means a winding up petition regarding the Company filed on April 23, 2013 by GL Asia Mauritius II Cayman Limited in the Grand Court of the Cayman Islands.

(b)         No Pending Proceedings. Other than the Petition or except as Disclosed, no Litigation is pending or, to the best knowledge of the Company, threatened, against any Group Member.

(c)          No Insolvency. Other than the Petition or except as Disclosed, no order has been made and no resolution has been passed for the winding up or liquidation or dissolution of any Group Member.

6.                                      Section 1 of Schedule 3 to the SPA shall be replaced in its entirety with the following:

1.              The Investor is a Cayman Islands exempted limited partnership.

7.                                      This Amendment may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

8.                                      THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

9.                                      The Parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules. The place of arbitration shall be in Hong Kong. The language of arbitration shall be English.

10.                               Save as expressly affected by the provisions of this Amendment, all the other terms and conditions of the SPA shall remain unchanged and shall continue to be in full force and effect. If there exists any discrepancy between the SPA and this Amendment, provisions of this Amendment shall prevail.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

AMBOW EDUCATION HOLDING LTD.

By:	/s/ Jin Huang
Name: Jin Huang
Title: CEO

SUMMITVIEW INVESTMENT LIMITED

By:
Name: Ping Wu
Title: Director

SUMMITVIEW CAPITAL GENERAL PARTNER I LIMITED
As the General Partner and on behalf of
SUMMITVIEW INVESTMENT FUND I, L.P.

By:
Name: Jian-Yue Pan
Title: Director

[Signature Page to Amendment to Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

AMBOW EDUCATION HOLDING LTD.

By:
Name:
Title:

SUMMITVIEW INVESTMENT LIMITED

By:	/s/ Ping Wu
Name: Ping Wu
Title: Director

SUMMITVIEW CAPITAL GENERAL PARTNER I LIMITED
As the General Partner and on behalf of
SUMMITVIEW INVESTMENT FUND I, L.P.

By:
Name: Jian-Yue Pan
Title: Director

[Signature Page to Amendment to Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

AMBOW EDUCATION HOLDING LTD.

By:
Name:
Title:

SUMMITVIEW INVESTMENT LIMITED

By:
Name: Ping Wu
Title: Director

SUMMITVIEW CAPITAL GENERAL PARTNER I LIMITED
As the General Partner and on behalf of
SUMMITVIEW INVESTMENT FUND I, L.P.

By:	/s/ Jian-Yue Pan
Name: Jian-Yue Pan
Title: Director

[Signature Page to Amendment to Share Purchase Agreement]